UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2006

Odyne Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-130768	13-4050047
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

89 Cabot Court, Suite L, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 750-1010

Technology Integration Group, Inc., 85 Livingston Avenue, Suite 3, Roseland, NJ 07068
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Items 1.01, 5.01 and 5.02.

Entry into a Material Definitive Agreement, Changes in Control of the Registrant and Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2006, we completed a “reverse merger” transaction, in which we caused PHEV Acquisition Corp., a New York corporation and our newly-created, wholly-owned subsidiary (“PHEV Acquisition”), to be merged with and into Odyne Corporation, a New York corporation (“Odyne”).  Odyne is a clean technology company that develops and manufactures Plug-in Hybrid Electric Vehicle propulsion systems for medium and heavy duty trucks and buses by integrating its proprietary electric power conversion, electric power control and energy storage systems with a range of off the shelf components including electric motors and storage batteries.  At the time of the merger, our corporate name was Technology Integration Group, Inc.  Following the merger, we changed our name to Odyne Corporation (“Odyne Corp.”) and our trading symbol to “ODYC.OB.”  As a result of the merger, Odyne became our wholly-owned subsidiary, with Odyne’s former shareholders acquiring a majority of the outstanding shares of our common stock, par value $.001 per share.  The reverse merger was consummated under New York law and pursuant to an Agreement of Merger and Plan of Reorganization, dated October 17, 2006 (the “Merger Agreement”), a copy of which is filed as an exhibit to this Report.  Concurrently with the closing of the merger, we also completed a private placement to accredited investors of units consisting of one share of our series A convertible preferred stock, each convertible into 1,334 shares of common stock, and a detachable, transferable warrant to purchase 667 shares of our common stock, and received gross proceeds of $3,033,000 at the closing of the private placement.

We are filing this Current Report on Form 8-K for the purpose of providing summary information regarding the merger and the private placement.  We expect to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01 of that Form within the time periods permitted by Form 8-K.  In addition, Odyne issued a press release announcing the merger and the private placement. A copy of the press release is filed as an exhibit to this Report.

The Merger

Pursuant to the Merger Agreement, at closing, stockholders of Odyne received 1,107 shares of our common stock for each issued and outstanding share of Odyne common stock.  As a result, at closing, we issued 12,000,000 shares of our common stock to the former shareholders of Odyne, representing 54% of our outstanding shares of common stock (assuming conversion of the series A convertible preferred stock) following the merger and private placement, in exchange for 100% of the outstanding common stock of Odyne.  The consideration issued in the merger was determined as a result of arm’s-length negotiations between the parties.

Neither Odyne nor we had any stock options or warrants to purchase shares of common stock outstanding as of the closing of the merger.

The shares of our common stock issued to former holders of Odyne common stock in connection with the merger, and the shares of our series A convertible preferred stock and warrants issued in the private placement, were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

In connection with the merger, we repurchased a total of 87,831,270 shares of our common stock owned by Cosimo J. Patti and Gerald Wisz for aggregate consideration of $100 and then cancelled those shares at the closing of the merger.  Giving effect to the cancellation of these stockholders’ shares, there were 6,000,000 shares of our common stock outstanding before giving effect to the stock issuances in the merger and private placement.  The 6,000,000 shares constitute our “public float” prior to the merger.

Changes Resulting from the Merger.  We intend to carry on Odyne’s business as our sole line of business.  Odyne Corp. is headquartered in Hauppauge, New York, and is a clean technology company that develops and manufactures Plug-in Hybrid Electric Vehicle propulsion systems for medium and heavy duty trucks and buses by integrating its proprietary electric power conversion, electric power control and energy storage systems with a range of off the shelf components including electric motors and storage batteries.  We have relocated our principal executive offices to those of Odyne at 89 Cabot Court, Suite L, Hauppauge, New York.  Our telephone number is (631) 750-1010, our fax number is (631) 750-1011, and our website is located at odyne.com.  The contents of Odyne’s website are not part of this Current Report and should not be relied upon with respect thereto.

Pre-merger stockholders of our company will not be required to exchange their existing Technology Integration Group stock certificates for certificates of Odyne, since the OTC Bulletin Board will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the merger.

Under Delaware law, we did not need the approval of our stockholders to complete the merger, as the constituent corporations in the merger were PHEV Acquisition and Odyne, each of which is or was a New York corporation.  We were not a constituent corporation in the merger.  The merger and its related transactions were approved by the holders of a requisite number of shares of Odyne common stock by written consent in lieu of a meeting on October 12, 2006.

Expansion of Board of Directors; Management.  In connection with the merger, we amended our by-laws to increase the size of our board of directors to five members.

Pursuant to the Merger Agreement, at the closing of the merger, Roger M. Slotkin and Joshua A. Hauser, former directors of Odyne Corp., as well as outside directors Bruce Humenik, Stanley Struble and Charles Tabak, were appointed to the board of directors.  In connection with the appointment of these five directors, at the closing of the merger, Cosimo J. Patti and Gerald Wisz, the directors of Technology Integration Group prior to the merger, resigned as directors.  At the closing of the merger, the board of directors appointed Mr. Slotkin as Chief Executive Officer, Mr. Hauser as President and Chief Operating Officer, Joseph M. Ambrosio as Executive Vice President - Engineering and Chief Technology Officer, and Konstantinos Sfakianos as Executive Vice President – Operations, each of whom served in a similar position with Odyne. In addition, Daniel Bartley was appointed our Chief Financial Officer.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Following the closing of the merger and private placement, the board approved the grant of stock options to purchase a total of 505,000 shares of our common stock, including initial grants of stock options to purchase 50,000 shares of common stock to each of the outside directors, Messrs. Humenik, Struble and Tabak, for serving on the board of directors.  The stock options vest in one-third increments on each of October 17, 2008, 2009 and 2010.

Accounting Treatment; Change of Control.  The merger is being accounted for as a “reverse merger,” since the stockholders of Odyne own a majority of the outstanding shares of our common stock immediately following the merger.  Odyne is deemed to be the acquirer in the merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Odyne and will be recorded at the historical cost basis of Odyne.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.  Further, as a result of the issuance of the 12,000,000 shares of our common stock in the merger, a change in control of our company occurred on the date of the consummation of the merger.  We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, following the merger.

Concurrent Private Placement

In connection with the merger, we completed the closing of a private placement of a total of 3,033 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006.  Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time.  Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through October 16, 2010, subject to redemption provisions based on the trading price of our common stock.

We received gross proceeds from the private placement of $3,033,000, including the conversion of $250,000 in previous bridge financing.

The placement agents in the private placement received $109,828 in cash placement fees and warrants to purchase 323,682 shares of common stock in the transaction.

After the closing of the merger and the private placement, we had 22,046,022 shares of common stock outstanding, inclusive of 3,033 shares of series A convertible preferred stock (which are convertible into 4,046,022 shares of common stock at any time).  We also had outstanding, warrants to purchase 2,546,694 shares of common stock at $.75 per share, and stock options to purchase 505,000 shares of common stock at $.75 per share.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Reorganization, dated October 17, 2006, among Technology Integration Group, Inc., PHEV Acquisition Corp. and Odyne Corporation.
99.1	Press Release issued by Odyne Corporation on October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 18, 2006

ODYNE CORPORATION

By: /s/ Joshua A. Hauser

Joshua A. Hauser

President and Chief Operating Officer